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                                                                EXHIBIT 10(l) c.

                      AMENDMENT TO ORE PURCHASE AGREEMENT


          THIS AMENDMENT TO ORE PURCHASE AGREEMENT (the "Amendment") is made and entered into and effective as of the 1st day of June, 1995 by and between RHONE-POULENC, INC., North American Chemicals Sector, a New York corporation ("RP"), and NU-WEST INDUSTRIES, INC., a Delaware corporation ("Nu-West").

                                    RECITALS

          A. RP and Nu-West entered into an Ore Purchase Agreement dated as of June 15, 1993, which Ore Purchase Agreement has been amended by various letter agreements since the date thereof, referred to collectively as the "Agreement.")

          B. RP and Nu-West desire hereby to extend the term of the Agreement, to provide for the acquisition and use of certain additional mining equipment, and to amend the Agreement in certain other respects, as more particularly provided herein.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the following mutual covenants, and for other good and valuable consideration, the Parties agree as follows:

          1. Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used herein which are defined in the Agreement shall have the same meanings as the meanings given to such terms in the Agreement.


          2.  Amendments to the Agreement.

              a. The definition of "Nu-West Mining Equipment" contained in
Section 1.1 of the Agreement is deleted and the following is substituted therefor:

              "'Nu-West Mining Equipment' means the mining equipment to be leased by Nu-West and subleased to RP during each of the Mining Years provided for in this Agreement, which equipment consists of the equipment identified in Attachments 7 and 7A hereto, and such additional equipment as may have been substituted therefor or added thereto, with the timing and nature of such substitution or addition to be determined by RP in consultation with Nu-West, acting reasonably and in good faith. If Nu-West disagrees with RP's determination, the decision regarding such additional equipment shall be made based on economic considerations and in accordance with the evaluation and recommendation of the Winters Company, or if the Winters Company is not available, of a similar firm

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              acceptable to RP and Nu-West, which decision shall be final. The cost of such evaluation and recommendation shall be included in the Mining Cost. Any such additional equipment will be described in an addendum to be attached and become a part of the Nu-West Mining Equipment Sublease."

              b. The definition of "Nu-West Development Savings" in Section 1.1 of the Ore Purchase Agreement is hereby amended to delete "number of" in the sixth line thereof, and "first seven" is substituted therefor and in the twentieth line the phrase ", not to exceed seven (7) full Mining Years," is inserted after "full Mining Years."

              c.  The definition of "RP Mining Equipment" contained in Section
1.1 of the Agreement is deleted and the following is substituted therefor:

              "'RP Mining Equipment' means certain mining equipment owned or leased by RP (other than the Nu-West Mining Equipment) and currently in operation at the Mine, as such equipment is identified in Attachment 6 hereto, and such additional equipment as may have been substituted therefor or added thereto, with the timing and nature of such substitution or addition to be determined by RP in consultation with Nu-West, acting reasonably and in good faith. If Nu-West disagrees with RP's determination, the decision regarding such additional equipment shall be made based on economic considerations and in accordance with the evaluation and recommendation of the Winters Company, or if the Winters Company is not available, of a similar firm acceptable to RP and Nu-West, which decision shall be final. The cost of such evaluation and recommendation shall be included in the Mining Cost.

              d. Section 2.1 of the Agreement, pertaining to the Initial Term thereof, is amended by deleting clause (a) therefrom and substituting the following language therefor:

              "(a) will continue in effect for each of the Mining Years 1994 through 2005,"

              e. Section 2.2 of the Agreement, pertaining to Term Extension, is modified by changing the reference to "1998" therein to "2003" and changing the reference to "1999" therein to "2004."

              f. Section 3 of the Agreement is modified by changing the reference to "2000" therein to "2005."

              g. The first paragraph of Section 7.1.3 of the Agreement, pertaining to liability for Equipment Costs, is deleted in its entirety and the following is substituted therefor:

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                  "(a) Subject to the provisions of the last paragraph of this
              Section 7.1.3, in the event that in any Mining Year RP elects to take less than 600,000 tons of Ore for its account (including an election to take no Ore), RP will alone bear all or a portion of the costs associated with the RP Mining Equipment, as provided herein, and such costs will not be included in the Mining Cost. If Nu-West elects to purchase less than 1,600,000 tons of Ore (including purchasing no Ore), Nu-West will alone bear all or a portion of the costs associated with the Nu-West Mining Equipment as provided herein, and such costs will not be included in the Mining Cost."

              h. The second paragraph of Section 7.1.3 of the Agreement is modified by adding "(b)" at the beginning thereof and the third paragraph of
Section 7.1.3 is modified by adding "(c)" at the beginning thereof.

              i.  The following paragraph is added to the end of Section 7.1.3:

                  "(d) Notwithstanding the foregoing paragraphs (a) and (b), if
              RP elects to cease mining Ore for its account for an indefinite period of time, and if RP gives Nu-West notice thereof as provided herein prior to the date on which it intends to cease mining Ore for its account ("RP Advance Notice"), the following provisions shall apply with respect to continued utilization of the RP Mining Equipment, the acquisition of new or replacement Equipment, if applicable, and the inclusion of the costs thereof in the Mining
              Cost:

                      (A) the RP Mining Equipment will continue to be employed
                  by RP in mining Ore for the account of Nu-West, in transporting such Ore to the Plant, and in performing maintenance and repair projects in connection therewith and such other projects agreed to by RP and Nu-West pursuant to
                  Section 7.1.8, to the extent that RP determines, in consultation with Nu-West, acting reasonably and in good faith, that such RP Mining Equipment is required for such operations together with the Nu-West Mining Equipment. If Nu-West disagrees with RP's determination, the decision shall be made based on economic considerations and in accordance with the evaluation and recommendation of the Winters Company, or if the Winters Company is not available, a similar firm acceptable to RP and Nu-West, which decision shall be final. The cost of such evaluation and recommendation shall be included in the Mining Cost;

                      (B) the cost of any such RP Mining Equipment which is so
                  employed in such operations will be included in the Mining
                  Cost;

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                      (C) any such RP Mining Equipment which is so employed in
                  such operations will not be replaced by RP, but will be replaced by Nu-West as specified by RP as to type, make and models, but not as to number of items of such equipment to be replaced. The number of items of Equipment to be replaced shall be determined by RP in consultation with Nu-West, acting reasonably and in good faith. If Nu-West disagrees with RP's determination, the decision shall be made based on economic considerations and in accordance with the evaluation and recommendation of the Winters Company, or if the Winters Company is not available, a similar firm acceptable to RP and Nu-West, which decision shall be final. The cost of such evaluation and recommendation shall be included in the Mining Cost. Any such replacements will constitute Nu-West Mining Equipment upon acquisition by Nu-West, will be subleased to RP pursuant to the Nu-West Mining Equipment Sublease, and the cost thereof will be included in the Mining Cost, as provided in Section 7.1.4 and the Nu-West Mining Equipment Sublease;

                      (D) the cost of any RP Mining Equipment which is not so
                  employed in such operations will not be included in the Mining Cost and will remain the sole liability of RP, as provided in subparagraph (b) above in this Section 7.1.3;

                      (E) if RP desires to resume mining Ore for its account, it shall give Nu-West not less than ninety (90) days' prior notice thereof, in which event, effective on the date RP resumes mining Ore for its account, the provisions relating to the RP Mining Equipment set forth in subparagraphs (A) through
                  (D) above shall thereafter no longer apply and RP shall thereafter be responsible for obtaining replacements for the RP Mining Equipment, and for obtaining all additional equipment, necessary for mining Ore for RP's account until such time that RP once again elects to cease mining Ore for its account. Any RP or Nu-West Mining Equipment acquired and/or leased pursuant to subparagraphs (A) through (D) above shall, in any event, continue to be owned or leased by the party who originally acquired or leased the same."

              j. Section 7.1.4 of the Agreement pertaining to Mining Equipment is amended by deleting the first three sentences therefrom and substituting the following language therefor:

                  "RP now has the RP Mining Equipment identified in Attachment
              6. Nu-West will use its best efforts to have entered into a firm lease for the Nu-West Mining Equipment identified in Attachment 7 by not later than

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              September 1, 1993 (on terms acceptable to both Parties) and to have such Nu-West Mining Equipment delivered to the Mine as soon as practicable thereafter, but in all events by not later than October 15, 1993. If all of such Nu-West Mining Equipment is not delivered to the Mine by October 15, 1993, Nu-West recognizes that, depending on the type of the late equipment and the duration of the delay, it may not be possible to produce the full volume of Ore requested by Nu-West during the 1994 Mining Year, or it may not be possible to produce such full volume of Ore for Nu-West without overtime mining operations or other incremental costs.

              k. Section 7.1.4 of the Agreement is further amended by adding the following sentence at the end of the first paragraph thereof:

                  "Nu-West will use its best efforts to acquire the Nu-West
              Mining Equipment identified in Attachment 7A by September 10, 1995 (on terms acceptable to both Parties) and to have such Nu-West Mining Equipment delivered to the Mine as soon as practicable thereafter."

              l. Section 7.1.4 of the Agreement is further amended by adding the following thereto as the last paragraph thereof:

                  "Any loss suffered by Nu-West upon disposition of the Nu-West
              Mining Equipment identified in Attachment 7A hereto shall be included in the Mining Cost for the applicable Mining Year. For purposes hereof, 'loss' is defined as (i) delivery and cancellation charges imposed by reason of cancellation of the Equipment order, any additional rent payable on lease termination as excess usage, or other similar charges, or (ii) any gain or loss realized by Nu-West upon purchase of the Equipment at lease termination and resale thereof in an arm's-length transaction."

              m. The following is added to Attachment 2 to the Ore Purchase Agreement at the end of Paragraph 2.9 thereof:

                  "RP and Nu-West agree that all attorneys' fees and other legal costs to handle, investigate and settle litigation or claims, and amounts paid in settlement of or as a result of such litigation or claims (herein called the "Circle A Termination Costs"), to a maximum amount of $2,000,000, arising out of the termination of the Ore Haulage Agreement dated November 1, 1993, between RP and Circle A Construction, Inc. shall be a deduction from Mining Cost Savings for the Mining Year in which such Circle A Termination Costs are incurred by RP, to the extent Mining Cost Savings are available in such year, and will be a deduction from Mining Cost Savings in a subsequent year or years, to the extent Mining Cost Savings are not available for the Mining Year in which such Circle A Termination Costs are incurred by RP.

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          3.  General.

              a. This Amendment is an amendment to the Agreement, and the Agreement, as hereby amended, is ratified, approved and confirmed by RP and Nu-West in each and every respect. All references to the Agreement in any other document, instrument or agreement or writing shall hereafter be deemed to refer to the Agreement as amended hereby.

              b. Captions used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

              c. This Amendment is binding upon and shall inure to the benefit of RP and Nu-West and their respective permitted successors and assigns.

              d. This Amendment shall be governed by Idaho law, as more particularly provided in Section 14.7 of the Agreement.

              e. This Amendment may be executed in counterparts, each of which shall constitute an original copy hereof.

          IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the date first above written.

                                       RHONE-POULENC, INC.


                                       By:___________________________

                                        Name:______________________

                                        Title:_____________________


                                       NU-WEST INDUSTRIES, INC.


                                       By:___________________________

                                        Name:______________________

                                        Title:_____________________

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                                 Attachment 7A
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                      ADDITIONAL NU-WEST MINING EQUIPMENT
                      -----------------------------------



                          Two Caterpillar #177 Trucks.


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